UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2022

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b) The 2022 Annual Meeting of Stockholders of Teledyne was held on April 27, 2022. The actions described below were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

1. The four nominees proposed by the Board of Directors were elected as Class II directors for a three-year term expiring at the 2025 Annual Meeting by the following votes:

Name	For	Withheld	Broker Non-Votes
Charles Crocker	35,528,522	3,849,784	3,031,825
Robert Mehrabian	36,855,069	2,523,237	3,031,825
Jane C. Sherburne	38,787,153	591,153	3,031,825
Michael T. Smith	34,062,871	5,315,435	3,031,825

Other continuing directors include (1) Class I directors Simon M. Lorne, Vincent J. Morales, Denise R. Singleton and Wesley W. von Schack, whose terms expire at the 2024 Annual Meeting, and (2) Class III directors Kenneth C. Dahlberg, Michelle A. Kumbier and Robert A. Malone, whose terms expire at the 2023 Annual Meeting.

2. A proposal to ratify the appointment of Deloitte & Touche LLP as Teledyne’s independent registered public accounting firm for 2022 was approved by a vote of 42,122,498 “for” versus 259,561 “against.” There were 28,072 abstentions and no broker non-votes with respect to this action.

3. The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a vote of 37,232,848 “for” versus 2,034,674 “against.” There were 110,784 abstentions and 3,031,825 broker non-votes with respect to this action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: April 27, 2022